EXHIBIT 99

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800
Press Release

MICREL REPORTS STRONG 2010 THIRD QUARTER FINANCIAL RESULTS

•	Third quarter revenues of $80.6 million increased 9.1% on a sequential quarter basis and 37% from the third quarter of 2009
•	Third quarter GAAP net income of $14.9 million, or $0.24 per diluted share compared to $0.20 in the prior quarter and $0.11 per diluted share in the third quarter of 2009
•	Third quarter gross margin of 57.9%, up from 57.8% in the prior quarter and up from 52.5% in the third quarter of 2009
•	Third quarter operating margin of 27.6%, up from 25.8% in the prior quarter and up from 17.0% in the third quarter of 2009
•	Third quarter cash and short term investment balance of $101.3 million; Third quarter cash flows from operating activities of $14.1 million
•	Re-purchased 1.1 million shares for $10.9 million during the third quarter
•	Declared dividend of $0.035 per share

San Jose, CA, Oct. 21, 2010 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the third quarter ended September 30, 2010.

Third quarter revenues of $80.6 million increased by $6.7 million, or 9.1%, up from $73.9 million in the second quarter of 2010.  The sequential increase in revenues was primarily due to improved demand in the industrial and communications end markets.  Compared to the same period last year, revenues were higher by $21.8 million, or 37.0%, due to higher overall demand from customers in most geographies and end markets.  This is reflective of the Company’s successful initiatives to penetrate new high-growth markets, the release of a significant number of new products that are gaining market traction, an expanded sales force, solid operational execution and improved macro-economic conditions.

Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

Third quarter 2010 GAAP net income of $14.9 million, or $0.24 per diluted share, compares to second quarter 2010 GAAP net income of $12.4 million, or $0.20 per diluted share, and GAAP net income of $6.8 million, or $0.11 per diluted share in the same period in 2009.  Third quarter 2010 non-GAAP net income of $15.7 million, or $0.25 per diluted share, compares to second quarter 2010 non-GAAP net income of $13.1 million, or $0.21 per diluted share, and non-GAAP net income of $7.6 million, or $0.12 per diluted share in the same period in 2009.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.

“Micrel generated very strong financial results in the third quarter,” commented Ray Zinn, president and CEO of Micrel.  “At the top line, revenues of $80.6 million were at the highest quarterly level in nearly a decade and were driven by strong demand in the industrial and communications end markets.  On a year-to-date basis, design wins are up more than 40% compared to last year and reflect the positive impact of our served available market expansion initiatives, including our focus on energy efficiency and green power, that the Company began implementing nearly three years ago.  Operationally, I continue to be pleased with our execution.  Gross margin of 57.9% increased for the sixth quarter in a row.  In addition, operating margin of 27.6% has increased in each quarter during the year and is at its highest since the Company’s revenue peak in the fourth quarter of 2000 and reflects our focus on controlling costs and our ability to generate profitable growth.  Third quarter earnings per diluted share of $0.24 is an all-time quarterly record for Micrel and surpasses our previous record of $0.23, which was achieved in the fourth quarter of 2000 when total revenues were 27% higher.  This achievement is a testament to the Company’s commitment to enhancing shareholder value through our aggressive share re-purchase program that has helped to reduce Micrel’s diluted share count by 37% since the end of 2000.”

 Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

Outlook
Zinn continued, “Looking ahead to the fourth quarter, customer demand is moderating as the semiconductor industry recovery nears its fruition and the industry approaches its long-term trend line. Third quarter bookings declined from second quarter levels, resulting in a book-to-bill ratio below one for the quarter.  However, our book-to-bill ratio remains above one on a year-to-date basis. In addition, channel inventories have increased during the last several quarters and are currently within normal levels.  Lead times are also approaching a more normal six to eight weeks from the eight to twelve week range experienced during the first half of the year.  As the industry converges on the long-term trend line, we expect results to more closely follow seasonal patterns going forward.”

Based upon current backlog levels and demand estimates, the Company projects fourth quarter revenues will be down in the range of 3% to 7% on a sequential basis.  Gross profit margin is expected to be approximately 57% to 58%.  In addition, the Company estimates that fourth quarter GAAP net income will be approximately $0.19 to $0.23 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on November 24, 2010, to shareholders of record as of November 10, 2010.

Conference Call

The Company will host a conference call at 4:30 p.m. eastern time (1:30 p.m. Pacific time), on October 21, 2010.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of the third quarter 2010 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing 877-941-0843.  For international callers, please dial 480-629-9643.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through www.investorcalendar.com.  An audio replay of the conference call will be available through October 28, 2010, by dialing 800-406-7325 or 303-590-3030, and entering access code number 4373029.  The webcast replay will also be available on the Company’s website at: http://www.micrel.com.

 Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

 Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring and impairment charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

-Financial Tables to Follow-

 Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Net revenues	$80,626	$73,911	$58,872	$221,729	$157,656
Cost of revenues*	33,937	31,222	27,936	95,132	76,537
Gross profit	46,689	42,689	30,936	126,597	81,119
Operating expenses:
Research and development*	11,681	11,540	11,405	34,594	35,378
Selling, general and administrative*	12,770	12,070	9,507	35,738	27,278
Total operating expenses	24,451	23,610	20,912	70,332	62,656
Income from operations	22,238	19,079	10,024	56,265	18,463
Other income (expense):
Interest income	146	126	164	416	677
Interest expense	(49)	(64)	(116)	(191)	(176)
Other income	40	34	5	115	85
Total other income	137	96	53	340	586
Income before income taxes	22,375	19,175	10,077	56,605	19,049
Provision for income taxes	7,455	6,819	3,276	19,618	6,835
Net income	$14,920	$12,356	$6,801	$36,987	$12,214

Net income per share:
Basic	$0.24	$0.20	$0.11	$0.59	$0.19
Diluted	$0.24	$0.20	$0.11	$0.59	$0.19

Shares used in computing per share amounts:
Basic	61,936	62,430	62,322	62,236	63,993
Diluted	62,311	63,191	62,545	62,633	64,063

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$197	$184	$184	$589	$470
Research and development	453	430	425	1,309	1,133
Selling, general and administrative	550	531	427	1,539	1,116

Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

GAAP Net income	$14,920	$12,356	$6,801	$36,987	$12,214
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	197	184	184	589	470
Research and development	453	430	425	1,309	1,133
Selling, general and administrative	550	531	427	1,539	1,116
Tax effect of adjustments to GAAP income	(381)	(355)	(272)	(1,109)	(723)
Total Adjustments to GAAP Net Income	819	790	764	2,328	1,996
Non-GAAP income**	$15,739	$13,146	$7,565	$39,315	$14,210

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	61,936	62,430	62,322	62,236	63,993
Diluted*	62,641	63,533	62,521	63,003	64,135

GAAP income per share - Basic	$0.24	$0.20	$0.11	$0.59	$0.19
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.01	$0.04	$0.03
Non-GAAP income per share - Basic	$0.25	$0.21	$0.12	$0.63	$0.22

GAAP income per share - Diluted	$0.24	$0.20	$0.11	$0.59	$0.19
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.01	$0.03	$0.03
Non-GAAP income per share - Diluted*	$0.25	$0.21	$0.12	$0.62	$0.22

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property stock-based compensation expense, other operating income or expense items, proxy contest expenses, equipment settlements, impairment, restructuring charges or credits, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports Strong 2010 Third Quarter Financial Results
October 21, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$101,283	$70,898
Accounts receivable, net	43,269	26,330
Inventories	34,216	34,191
Income taxes receivable	-	4,011
Deferred income taxes	26,578	18,465
Other current assets	1,682	1,449
Total current assets	207,028	155,344

LONG-TERM INVESTMENTS	12,520	12,692
PROPERTY, PLANT AND EQUIPMENT, NET	64,390	67,644
INTANGIBLE ASSETS, NET	319	509
DEFERRED INCOME TAXES	9,953	9,381
OTHER ASSETS	1,431	388
TOTAL	$295,641	$245,958

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,305	$15,342
Income taxes payable	2,064	-
Deferred income on shipments to distributors	43,028	23,405
Current portion of Long-term debt	5,000	8,571
Other current liabilities	12,421	5,760
Total current liabilities	80,818	53,078

LONG-TERM DEBT	-	2,857
LONG-TERM TAXES PAYABLE	5,196	4,672

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	209,627	185,351
TOTAL	$295,641	$245,958